Exhibit (h)(5)

FORM OF STRUCTURING FEE AGREEMENT

October [•], 2013

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated October [•], 2013 (the “Underwriting Agreement”), by and among Ares Multi-Strategy Credit Fund, Inc. (the “Fund”), Ares Capital Management II LLC (the “Adviser”) and each of the Underwriters named in Schedule A thereto, with respect to the issue and sale of the Fund’s Common Shares (as defined below) (the “Offering”), as described therein.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.             Fee.  In consideration of your services relating to the structure, design and organization of the Fund and the distribution of its shares of common stock, par value $0.001 per share (the “Common Shares”), which may but need not necessarily include views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund’s investments in light of current market conditions, (ii) marketing issues with respect to the Fund’s investment policies and proposed investments and the overall marketing and positioning thesis for the Fund’s initial public offering, which services may be completed by your affiliate in your sole discretion, the Adviser shall pay a fee to you in the aggregate amount of $[•] (the “Fee”).  The Fee shall be paid after the closing of the purchase and sale of the Common Shares pursuant to the Underwriting Agreement, and on or before November [•], 2013.  The payment shall be made by wire transfer to the order of Citigroup Global Markets Inc.  The Adviser acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing and structuring services described above.  In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, pursuant to the terms of the Underwriting Agreement accountable expenses actually incurred may be payable to you.

2.             Term.  This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

3.             Indemnification.  The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.             Not an Investment Adviser; No Fiduciary Duty.  The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind regarding Fund portfolio securities or to perform any such similar services.  Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Adviser.  In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Adviser or the Adviser as your agent or employee, and neither party shall make any representation to the contrary.  It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Adviser or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Adviser has the authority to waive such duties and liabilities.  Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

5.             Not Exclusive.  Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).  For the avoidance of doubt, it is acknowledged and agreed that the Adviser may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by Citigroup Global Markets Inc. hereunder, and for services relating to (i) securing syndicate participants in the Fund’s initial public offering, (ii) preparation, marketing and diligence materials of the underwriters, (iii) conveying information and marketing updates to the underwriters, and (iv) coordinating syndicate orders in the offering of the Common Shares.

6.             Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.

7.             Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

[END OF TEXT]

2

This Agreement shall be effective as of the date first written above.

ARES CAPITAL MANAGEMENT II LLC

By:
		Name:	Daniel J. Hall
		Title:	Authorized Signatory

Agreed and Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

** Signature Page to Citigroup Structuring Fee Agreement **

INDEMNIFICATION AGREEMENT

October [•], 2013

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

In connection with the engagement of Citigroup Global Markets Inc. (the “Bank”) to advise and assist the undersigned, Ares Capital Management II LLC (the “Company”) with respect to the matters set forth in the Structuring Fee Agreement dated October [•], 2013 between the Company and the Bank (the “Agreement”), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including reasonable fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and reasonable expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party.  Without limiting the foregoing, the indemnification provided hereunder does not extend to matters arising solely out of the Underwriting Agreement, dated October [•], 2013, by and among Ares Multi-Strategy Credit Fund, Inc., Ares Capital Management II LLC and each of the underwriters named in Schedule A thereto, and indemnified thereunder.  In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such reasonable legal and other expenses resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or such Indemnified Party is not otherwise entitled to indemnification hereunder.  Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.

Counsel to the Indemnified Parties shall be selected by the Bank.  The Company may participate at its own expense in the defense of any such action; provided, however, that counsel to the Company shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties.  The Company shall not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.  The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld).  The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the bad faith, gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY.  EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  EACH OF THE INDEMNIFIED PARTY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INDEMNIFIED PARTY AND THE COMPANY, AS THE CASE MAYBE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE INDEMNIFIED PARTY AND THE COMPANY, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ARES CAPITAL MANAGEMENT II LLC

By:
		Name:	Daniel J. Hall
		Title:	Authorized Signatory

Agreed and Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

** Signature Page to Citigroup Indemnification Agreement **